Exhibit 4.1

WAIVER
DATED AS OF NOVEMBER 10, 2010
IN RESPECT OF
AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

CFWH (Delaware), LLC, CFWH (Massachusetts), LLC, CFWH (New Jersey) LLC,
CFWH (New York) LLC, New York Hyperbaric And Wound Care Centers, L.L.C.,
The Square Hyperbaric LLC, CFWH (Pennsylvania), LLC, and
THE CENTER FOR WOUND HEALING, INC.

AND

SIGNATURE BANK

THIS WAIVER (the “Waiver”) made as of the 10th day of November, 2010 by and among CFWH (Delaware), LLC, CFWH (Massachusetts), LLC, CFWH (New Jersey) LLC, CFWH (New York) LLC, New York Hyperbaric And Wound Care Centers, L.L.C., The Square Hyperbaric LLC, CFWH (Pennsylvania), LLC, and THE CENTER FOR WOUND HEALING, INC., each with a place of business at 155 White Plains Road, Tarrytown, NY  10591 (the foregoing Persons, individually and collectively, the “Borrower”), and SIGNATURE BANK, a New York bank having an office at 1225 Franklin Avenue, Garden City, New York 11530 (the “Bank”).

W I T N E S S E T H:

WHEREAS, certain of the entities comprising the Borrower and the Bank entered into a Amended and Restated Loan Agreement dated as of June 17, 2005 as amended by a First Amendment dated as of April 7, 2006, a Second Amendment dated as of February 1, 2007, a Third Amendment and Waiver dated as of May 29, 2007, a Fourth Amendment and Waiver dated as of July 31, 2007, a Fifth Amendment dated as of October 11, 2007, a Sixth Amendment dated as of March 19, 2008, a Seventh Amendment dated as of September 30, 2008, an Eighth Amendment dated as of December 18, 2008 and a Waiver and Ninth Amendment dated as of October 13, 2010 (collectively, the “Agreement”), providing for certain financial accommodations to the Borrower and which Agreement is now in full force and effect;

WHEREAS, the Borrower has failed to comply with the provisions of Sections 6.1, 6.3 and 6.5 of the Agreement, and the Borrower has informed the Bank that it will in the future fail to comply with the provisions of Section 6.4 of the Agreement, all as described below; and

WHEREAS, the Borrower and the Bank desire that the Bank waives the Borrowers’ non-compliance with such provisions of the Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           As used in this Waiver, capitalized terms, unless otherwise defined, shall have the meanings ascribed thereto in the Agreement.

2.           The Borrower failed to comply with the provisions of Section 6.1 of the Agreement for the four fiscal quarter period of the Borrower ended September 30, 2010, as the ratio which is the subject of such section was 0.60:1.00 for such period.  Such non-compliance is hereby waived, for the four fiscal quarter period of the Borrower ended September 30, 2010, for each of the four fiscal quarter periods ending subsequent to September 30, 2010 through and including the four fiscal quarter period ending September 30, 2011, and for October 1, 2011, provided that (a) such ratio was not less than 0.60:1.00 for the four fiscal quarter period of the Borrower ended September 30, 2010, and (b) such ratio will not be, for the four fiscal quarter period ending: (i) December 31, 2010, less than 0.20:1.00; (ii) March 31, 2011, less than 0.35:1.00; or (iii) June 30, 2011, less than 0.50:1.00; or (iv) September 30, 2011, or for October 1, 2011, less than 0.60:1.00.  Notwithstanding anything contained in this Waiver or in the Agreement to the contrary, solely for purposes of determining the Borrower’s compliance with the provisions of the section of the Agreement which is the subject of this paragraph, and solely for the periods or date(s) which are the subject of this paragraph, there shall be added to EBITDA of the Borrower, without duplication, the following items for the periods or date(s) to which such items relate (as determined in accordance with GAAP):  (1) $276,000 relating solely to and comprised solely of litigation expenses of the Borrower, 2009 10-K restatement expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended December 31, 2009; (2) $2,131,000 relating solely to and comprised solely of bad debt write-offs taken during the fiscal quarter ended March 31, 2010, litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended March 31, 2010, and the Borrower’s correction of the Apligraph billing error by refunding the applicable amount during the fiscal quarter ended March 31, 2010; (3) $132,000 relating solely to litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended June 30, 2010; and (4) $336,000 of expenses of the Borrower relating solely and directly to the sale of the Borrower and $92,000 of expenses of the Borrower relating solely to founder’s salary expenses incurred during the fiscal quarter ended September 30, 2010.

3.           The Borrower failed to comply with the provisions of Section 6.3 of the Agreement as of the last day of the fiscal quarter of the Borrower ended September 30, 2010, as the Effective Tangible Net Worth as the Borrower as of September 30, 2010 was $11,485,567.  Such non-compliance is hereby waived, as of the last day of the fiscal quarter of the Borrower ended September 30, 2010, as of the last day of each fiscal quarter of the Borrower occurring subsequent to September 30, 2010 through and including September 30, 2011, and as of October 1, 2011, provided that (a) the Effective Tangible Net Worth of the Borrower as of September 30, 2010 was not less than $11,485,567, and (b) the Effective Tangible Net Worth of the Borrower will not be, as of: (i) December 31, 2010, less than $10,500,000; (ii) March 31, 2011, less than $7,500,000; (iii) June 30, 2011, less than $7,500,000; or (iv) September 30, 2011 or October 1, 2011, less than $7,000,000.

4.           The Borrower has informed the Bank that it is in compliance with the provisions of Section 6.4 of the Agreement for the four fiscal quarter period of the Borrower ended September 30, 2010, as the ratio which is the subject of such section was 0.39:1.00 for such period and as of such date, but that the Borrower will fail to be in compliance with the provisions of such section for the four fiscal quarter periods ending March 31, 2011 and September 30, 2011 (and as of such dates).  Such non-compliance is hereby waived, provided that such ratio will not be, for the four fiscal quarter period ending: (i) March 31, 2011 (or as of such date), more than 1.50:1.00; (ii) June 30, 2011 (or as of such date), more than 1.25:1.00; or (iii) September 30, 2011 (or as of such date), or for October 1, 2011 (or as of such date), more than 1.15:1.00.  Notwithstanding anything contained in this Waiver or in the Agreement to the contrary, solely for purposes of determining the Borrower’s compliance with the provisions of the section of the Agreement which is the subject of this paragraph, and solely for the periods or date(s) which are the subject of this paragraph, there shall be added to EBITDA of the Borrower, without duplication, the following items for the periods or date(s) to which such items relate (as determined in accordance with GAAP):  (1) $276,000 relating solely to and comprised solely of litigation expenses of the Borrower, 2009 10-K restatement expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended December 31, 2009; (2) $2,131,000 relating solely to and comprised solely of bad debt write-offs taken during the fiscal quarter ended March 31, 2010, litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended March 31, 2010, and the Borrower’s correction of the Apligraph billing error by refunding the applicable amount during the fiscal quarter ended March 31, 2010; (3) $132,000 relating solely to litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended June 30, 2010; and (4) $336,000 of expenses of the Borrower relating solely and directly to the sale of the Borrower and $92,000 of expenses of the Borrower relating solely to founder’s salary expenses incurred during the fiscal quarter ended September 30, 2010.

5.           The Borrower failed to comply with the provisions of Section 6.5 of the Agreement for the four fiscal quarter period of the Borrower ended September 30, 2010, as the ratio which is the subject of such section was 3.75:1.00 for such period and as of such date.  Such non-compliance is hereby waived, for the four fiscal quarter period of the Borrower ended September 30, 2010 (and as of such date), for each of the four fiscal quarter periods ending subsequent to September 30, 2010 (and as of such dates) through and including the four fiscal quarter period ending September 30, 2011 (and as of such date), and for October 1, 2011 (and as of such date), provided that (a) the ratio which is the subject of such section was not more than 3.75:1.00 for the four fiscal quarter period of the Borrower ended September 30, 2010 (or as of such date), and (b) such ratio will not be, for the four fiscal quarter period ending: (i) December 31, 2010 (or as of such date), more than 5.25:1.00; (ii) March 31, 2011 (or as of such date), more than 4.50:1.00; (iii) June 30, 2011 (or as of such date), more than 4.00:1.00; or (iv) September 30, 2011 (or as of such date), or for October 1, 2011 (or as of such date), more than 4.00:1.00.  Notwithstanding anything contained in this Waiver or in the Agreement to the contrary, solely for purposes of determining the Borrower’s compliance with the provisions of the section of the Agreement which is the subject of this paragraph, and solely for the periods or date(s) which are the subject of this paragraph, there shall be added to EBITDA of the Borrower, without duplication, the following items for the periods or date(s) to which such items relate (as determined in accordance with GAAP):  (1) $276,000 relating solely to and comprised solely of litigation expenses of the Borrower, 2009 10-K restatement expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended December 31, 2009; (2) $2,131,000 relating solely to and comprised solely of bad debt write-offs taken during the fiscal quarter ended March 31, 2010, litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended March 31, 2010, and the Borrower’s correction of the Apligraph billing error by refunding the applicable amount during the fiscal quarter ended March 31, 2010; (3) $132,000 relating solely to litigation expenses of the Borrower and expenses of the Borrower relating solely and directly to the sale of the Borrower incurred during the fiscal quarter ended June 30, 2010; and (4) $336,000 of expenses of the Borrower relating solely and directly to the sale of the Borrower and $92,000 of expenses of the Borrower relating solely to founder’s salary expenses incurred during the fiscal quarter ended September 30, 2010.

6.           Notwithstanding anything contained in this Waiver to the contrary, the Borrowers’ non-compliance with Section 6, for all fiscal quarters and financial covenant testing dates ending/occurring subsequent to September 30, 2010 and ending/occurring on or prior to October 1, 2011, is hereby waived to the extent and solely to the extent resulting from the required adoption by the Borrower of changes in GAAP (relating to GAAP Codification of Accounting Standards Codification Topic 470:Debt) from and after September 30, 2009 and through and including October 1, 2011.

7.           As an inducement for the Bank to enter into this Waiver, the Borrower hereby represents and warrants as follows:

(A)           There are no defenses or offsets to its obligations under the Agreement, the Note or any of the other agreements in favor of the Bank referred to in the Agreement, and if any such defenses or offsets exist without the knowledge of the Borrower, the same are hereby waived.

(B)           All the representations and warranties made by the Borrower in the Agreement are true and correct in all material respects as if made on the date hereof.

8.           It is expressly understood and agreed that all collateral security for the Loans set forth in the Agreement prior to the waiver provided for herein, is and shall continue to be collateral security for the Loans and other extensions of credit provided under the Agreement as herein modified.  Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (both before and after giving effect to this Waiver).

9.           By their execution of this letter in the space provided below, the Guarantors (if any) hereby consent to this Waiver and reaffirm their continuing liability under their guarantees in respect of the Agreement, as amended hereby, and all documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by any such Guarantors).

10.           The Waiver set forth herein is limited precisely as written and shall not be deemed (except as the Agreement is modified by this Waiver) to (a) be a consent to or a waiver of any term or condition of the Agreement (i.e., only non-compliance with the above-referenced sections of the Agreement, but not with any other sections of the Agreement is waived hereby or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein.  Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Waiver.  This Waiver may be signed in one or more counterparts which, when taken together, shall constitute one and the same document.  The parties to this Waiver agree that, for purposes of the execution of this Waiver, facsimile signatures and scanned signatures through email will constitute original signatures.

11.           This Waiver shall become effective on such date as all of the following conditions have been satisfied:

(A)           Waiver Fee.  The Borrower shall have paid to the Bank a waiver-amendment fee in the amount of $5,000.00; and

(B)           Fees and Expenses.  The Bank shall have received evidence of payment of the fees and disbursements of the Bank’s counsel (if invoiced by the Bank’s counsel on or prior to the date hereof).

12.           This Waiver is dated of November 10, 2010 and shall be effective on the date of execution by the Bank.  Except as modified by this Waiver, the Agreement is in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their duly authorized officers as of the date first written above.

Borrower:
CFWH (Delaware), LLC
CFWH (Massachusetts), LLC
CFWH (New Jersey) LLC
CFWH (New York) LLC
New York Hyperbaric And Wound Care Centers, L.L.C.
The Square Hyperbaric LLC
CFWH (Pennsylvania), LLC
Each by its manager/member,
THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Andrew G. Barnett
Chief Executive Officer

Bank:
SIGNATURE BANK

By:	/s/ Lori Cabana
Lori Cabana
Vice President